                                                                    Exhibit 99.1

CONTACT:    Leonard Carr
            Vice President
            713-783-8200
            lcarr@tidelmail.com

FOR IMMEDIATE RELEASE

                        TIDEL REACHES AGREEMENT TO SETTLE
                        SECURITIES CLASS ACTION LAWSUITS

HOUSTON,  Texas--  July 6, 2004-- Tidel  Technologies,  Inc.  (Other OTC:  ATMS)
announced  today that it has reached an  agreement  in  principle  to settle the securities class action lawsuits that have been  consolidated  under the caption
George Lehocky v. Tidel  Technologies,  Inc.,  James T. Rash,  Mark K. Levenick,
James L. Britton III and Jerrell G. Clay; Civ. Act. No.  H-01-3741 in the United
States  District  Court for the Southern  District of Texas.  The  settlement is subject to a definitive agreement and court approval. The shareholder class will receive a cash payment of $3 million,  which will be funded by Tidel's directors and officers liability  insurance,  and a stock payment of two million shares of
Tidel common stock.

In the  agreement,  Tidel and the officers and  directors  named in the lawsuits continue to deny any and all allegations of wrongdoing,  and they will receive a full release of all claims asserted in the litigation.

"While we were prepared to mount a vigorous defense,  management  concluded that settlement  was in the best  financial  interest of the Company,"  said James T.
Rash, Chairman and Chief Executive Officer.

Tidel Technologies, Inc. is a manufacturer of automated teller machines and cash security  equipment  designed for specialty retail  marketers.  More information about the company and its  products  may be found on the  company's  web site at
www.tidel.com.

PRECAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS, INCLUDING THOSE DESCRIBING THE TERMS AND
CONSUMMATION  OF THE  SETTLEMENT  AGREEMENT  DESCRIBED  ABOVE,  THAT  CONSTITUTE
FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 21(E) OF THE SECURITIES
EXCHANGE  ACT  OF  1934.  THE  STATEMENTS  ARE  SUBJECT  TO  CERTAIN  RISKS  AND
UNCERTAINTIES, INCLUDING BUT NOT LIMITED TO THE RISK THAT THE SETTLEMENT MAY NOT
BE APPROVED BY THE COURT, OR MIGHT NOT BE CONSUMMATED FOR OTHER REASONS, AND THE
RISK THAT A SIGNIFICANT  NUMBER OF INVESTORS  COVERED BY THE SETTLEMENT MAY "OPT
OUT" OF THE  AGREEMENT  AND PURSUE  SEPARATE  CLAIMS  AGAINST  TIDEL  AND/OR THE
INDIVIDUAL DEFENDANTS.  TIDEL UNDERTAKES NO DUTY TO UPDATE ANY OF THE STATEMENTS
SET FORTH IN THIS RELEASE.